Registration No. 333-_________

As filed with the Securities and Exchange Commission on AUGUST 13, 2003

________________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                           ---------------------------

                                 AMENDMENT NO. 2

                                       TO

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      Under

                           THE SECURITIES ACT OF 1933

                               ------------------

                           THE WORLD GOLF LEAGUE, INC.
             (Exact name of registrant as specified in its charter)

                   Delaware                                   95-0201235
       (State or other jurisdiction of                     (I.R.S. Employer
        incorporation or organization)                    Identification No.)

                            248 East Altamonte Drive
                        Altamonte Springs, Florida, 32701
                    (Address of principal executive offices)

                          2003 Consultant Services Plan
                            (Full title of the plan)

            Michael S. Pagnano                             Copy to:
         Chief Executive Officer
         248 East Altamonte Drive                  Russell T. Alba, Esquire
    Altamonte Springs, Florida, 32701                   Foley & Lardner
              (407) 331-6272                  100 North Tampa Street, Suite 2700
   (Name, address and telephone number,              Tampa, Florida 33602
including area code, of agent for service)               (813) 229-2300

                           --------------------------

                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------
                                                      Proposed               Proposed
                                                      Maximum                Maximum
Title of Securities to       Amount to be        Offering Price Per      Aggregate Offering          Amount of
     be Registered            Registered                Share                   Price            Registration Fee
-------------------------------------------------------------------------------------------------------------------
     Common Stock,
    $.001 par value           16,000,000              $.031(1)               $496,000(1)              $40.13
-------------------------------------------------------------------------------------------------------------------

(1) Estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee based on the average (any day within five days) of the bid and ask price of the Common Stock as reported on OTCBB on August 11, 2003.

                           INCORPORATION BY REFERENCE

                                       OF

                         EARLIER REGISTRATION STATEMENT

         The World Golf League, Inc. (the "Registrant") previously registered 34,000,000 shares of Common Stock, par value $.001 per share, for issuance under the 2003 Consultant Services Plan for The World Golf League, Inc. (the "Plan"). The registration of such shares was effected on a Form S-8 Registration Statement filed with the Securities and Exchange Commission on August 21, 2003, bearing the file number 333-107198 (the "Initial Registration Statement"). Subsequently, the Registrant registered an additional 2,166,667 shares of Common Stock, par value $.001 per share, under Amendment No. 1 to the Initial Registration Statement (the "Amended Plan") and was filed on August 24, 2003, bearing the file number 333-107310 (the "Amended Registration Statement"). The Initial Registration Statement and the Amended Registration Statement are referred to collectively herein as the "Earlier Registration Statements". This Registration Statement is being filed to register an additional 16,000,000 shares of Common Stock of the same class as those for which the Earlier Registration Statements are effective. Accordingly, pursuant to General Instruction E of Form S-8, the contents of the Earlier Registration Statements are hereby incorporated herein by reference.

                                     PART II
                                     -------

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------

Item 8.           Exhibits.
                  --------

       Exhibit No.                             Exhibit
       -----------

          (4.1)         2003 Consulting Services Agreement with Scott Elliott*
          -----

          (4.2)         2003 Consulting Services Agreement with Harvey Levin*
          -----

          (4.3)         2003 Consulting Services Agreement with David Loev*
          -----

          (4.4)         2003 Consulting Services Agreement with Bryan Fisher*
          -----

          (4.5)         2003 Consulting Services Agreement with James Reskin
          -----

           (5)          Opinion of Foley & Lardner
           ---

         (23.1)         Consent of Parker & Co.
         ------

         (23.2)         Consent of Foley & Lardner (contained in Exhibit 5
         ------         hereto)

          (24)          Power of Attorney relating to subsequent amendments
          ----          (included on the signature page to this Registration
                        Statement)

* Previously filed.

                                   SIGNATURES

                  The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on a Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Altamonte Springs, and State of Florida, on this 13th day of August, 2003.

                                       The World Golf League, Inc.


                                       By:   /s/ Michael S. Pagnano
                                           -------------------------------------
                                           Michael S. Pagnano
                                           Chief Executive Officer



                                POWER OF ATTORNEY

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Michael S. Pagnano his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

    Signature                         Title                            Date
    ---------                         -----                            ----


/s/ Michael S. Pagnano      Chief Executive Officer
------------------------    (Principal Executive Officer)        AUGUST 13, 2003
Michael S. Pagnano


/s/ Michael S. Pagnano      Chief Financial Officer
------------------------    (Principal Executive Officer)        AUGUST 13, 2003
Michael S. Pagnano


/s/ Michael S. Pagnano
----------------------
Michael S. Pagnano          Director                             AUGUST 13, 2003


/s/ William Page
------------------------
William Page                Director                             AUGUST 13, 2003


/s/ King Simmons
----------------
King Simmons                Director                             AUGUST 13, 2003

                                  EXHIBIT INDEX


              The World Golf League, Inc. 2003 Consultant Services


       Exhibit No.                             Exhibit
       -----------

          (4.1)         2003 Consulting Services Agreement with Scott Elliott*
          -----

          (4.2)         2003 Consulting Services Agreement with Harvey Levin*
          -----

          (4.3)         2003 Consulting Services Agreement with David Loev*
          -----

          (4.4)         2003 Consulting Services Agreement with Bryan Fisher*
          -----

          (4.5)         2003 Consulting Services Agreement with James Reskin
          -----

           (5)          Opinion of Foley & Lardner
           ---

         (23.1)         Consent of Parker & Co.
         ------

         (23.2)         Consent of Foley & Lardner (contained in Exhibit 5
         ------         hereto)

          (24)          Power of Attorney relating to subsequent amendments
          ----          (included on the signature page to this Registration
                        Statement)

* Previously filed.